Exhibit 99.1

PHAZAR CORP Reports Fourth Quarter and Fiscal Year 2012 Financial Results

MINERAL WELLS, Texas--(BUSINESS WIRE)--August 22, 2012--PHAZAR CORP (NASDAQ: ANTP) designs, manufactures and markets antennas, towers, support structures, masts and communication accessories worldwide. Today, PHAZAR CORP announces the results of operations for the three and twelve month periods ended June 30, 2012.

Fourth Quarter Fiscal Year 2012

Revenues of $1,621,172 for the fourth quarter decreased 6% compared to $1,728,076 for the same three month period last year. Sales from our shipboard product line were down $577,245 during the fourth quarter compared to the same period last year, offset by a $432,734 increase in commercial wireless sales quarter over quarter. The gross profit margin for the quarter, at 40% is down from 44% gross profit margin reported in the comparable period last year.

The $130,268, or 17% increase in sales and administration expense reflects a $108,000 increase in the level of marketing wages in the fourth quarter compared to the same quarter in prior year. Research and development costs of $105,408 were up $41,660 for the three months ended June 30, 2012 compared to $63,748 in the prior year. The increase represents continued product development for the commercial wireless product line.

As of the fourth quarter of fiscal year 2012, the Company recorded a $273,861 valuation allowance on the amount of the non-current deferred tax asset related to the net operating loss carry forward, as it is more likely than not that some portion of this non-current deferred tax asset may not be realized. There was no valuation allowance provided for the same period in prior year. In management’s estimation, the remaining deferred tax assets and liabilities will reverse over time and therefore, are not offset by a valuation allowance.

The Company recognized a net loss of $480,047, or $.20 per share for the fourth quarter, compared to a net loss of $52,060, or $.02 per share, in last year's fiscal fourth quarter.

Fiscal Year Ended June 30, 2012

The Company reported revenues for the fiscal year 2012 of $6,613,864, a decrease of $1,785,722, or 21% compared to fiscal year 2011 ending on June 30, 2011. The pattern of sales for the fiscal year reflects significant declines in the ILS market, down $2,223,399 year over year. The gross profit margin remained at 44% year over year.

The $897,882, or 35% increase in selling, general and administration expense reflects a $545,000 increase in the level of marketing costs in fiscal year 2012 versus 2011, $164,387 of non-recurring stock compensation expense in fiscal year 2012 along with a continued increase in plant utilization overhead. Research and development costs of $503,343 were up $342,732, for the year ended June 30, 2012 compared to $160,611 for fiscal year 2011. In the prior year, the research and development costs related to the mesh product line were written off through discontinued operations.

As of June 30, 2012, the Company recorded a $273,861 valuation allowance on the amount of the non-current deferred tax asset related to the net operating loss carry forward, as it is more likely than not that some portion of this non-current deferred tax asset may not be realized. There was no valuation allowance provided in prior year. In management’s estimation, the remaining deferred tax assets and liabilities will reverse over time and, therefore, are not offset by a valuation allowance.

The Company recognized a net loss of $882,302, or $.38 for fiscal year ended June 30, 2012 compared to a net loss after discontinued operations of $326,771, or $.15 per share for the year ended June 30, 2011.

Backlog of Orders

The Company's backlog of orders on June 30, 2012, totaled approximately $1,487,491 compared to $2,277,566 at June 30, 2011 a decrease of 34.7%. Incoming orders for the year ended June 30, 2012 totaled $5,862,254 versus $8,359,869 for the fiscal year ended June 30, 2011, a decrease of 29.9%.

More information and analysis of PHAZAR CORP’s financial results will be provided in the management discussion and analysis of financial condition and results of operations in the Form 10-K for the year ended June 30, 2012, estimated to be filed with the Securities and Exchange Commission on or around September 28, 2012.

The Form 10-K will be available at the SEC’s website at www.sec.gov and PHAZAR CORP’S website at www.phazarcorp.com.

Product information is available at www.antennaproducts.com and www.phazar.com.

The common stock of PHAZAR CORP is listed on the NASDAQ Capital Market under the trading symbol “ANTP”. This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished.

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months		Twelve Months
	Ended		Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Sales and contract revenues	$1,621,172	$1,728,076	$6,613,864	$8,399,586
Cost of sales and contracts	971,663	972,871	3,675,255	4,713,705
Gross profit	649,509	755,205	2,938,609	3,685,881
Gross profit margin %	40%	44%	44%	44%

Selling, general and administration expenses	905,311	775,043	3,483,946	2,586,064
Research and development costs	105,408	63,748	503,343	160,611
Total selling, general and administration expenses	1,010,719	838,791	3,987,289	2,746,675

Operating income (loss)	(361,210)	(83,586)	(1,048,680)	939,206

Other income
Interest income, net	25,094	15,705	116,730	56,558
Other income (expense)	1,428	(126)	21,401	21,757
Total other income	26,522	15,579	138,131	78,315

Income (loss) from operations before income taxes	(334,688)	(68,007)	(910,549)	1,017,521

Income tax expense (benefit)	145,359	(23,122)	(50,434)	350,210

Net income (loss) before discontinued operations	(480,047)	(44,885)	(860,115)	667,311

Discontinued operations	-	10,872	33,616	1,506,185
Income tax benefit from discontinued operations	-	(3,697)	(11,429)	(512,103)
Net discontinued operations	-	7,175	22,187	994,082

Net loss	$(480,047)	$(52,060)	$(882,302)	$(326,771)

Basic income (loss) per common share
Continuing operations	$(0.20)	$(0.02)	$(0.37)	$0.29
Discontinued operations	0.00	0.00	(0.01)	(0.45)
Net income (loss)	$(0.20)	$(0.02)	$(0.38)	$(0.14)

Diluted income (loss) per common share
Continuing operations	$(0.20)	$(0.02)	$(0.37)	$0.29
Discontinued operations	0.00	0.00	(0.01)	(0.45)
Net income (loss)	$(0.20)	$(0.02)	$(0.38)	$(0.14)

Basic weighted average of common shares O/S	2,342,414	2,309,644	2,307,757	2,275,300
Diluted weighted average of common shares O/S	2,346,000	2,309,644	2,307,757	2,275,300

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2012	June 30, 2011
CURRENT ASSETS	$528,876	$1,169,318
Cash and cash equivalents	880,342	785,664
Accounts receivable:
Trade, net of allowance for doubtful accounts of $0
as of June 30, 2012 and June 30, 2011
Inventories	2,376,427	2,732,232
Note receivable, current portion	1,477,161	-
Prepaid expenses and other assets	95,231	125,989
Income taxes receivable	29,321	236,366
Deferred income taxes	211,674	224,875
Total current assets	5,599,032	5,274,444

Property and equipment, net	997,426	1,043,435

Note receivable, long-term portion	-	963,684
Long - term deferred income tax	301,547	252,617
TOTAL ASSETS	$6,898,005	$7,534,180

CURRENT LIABILITIES
Accounts payable	$274,628	$216,575
Accrued liabilities	300,637	284,969
Deferred revenues	19,619	2,355
Liabilities held for discontinued operations	114,571	178,060
Total current liabilities	$709,455	$681,959

TOTAL LIABILITIES	$709,455	$681,959

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS’ EQUITY
Preferred Stock, $1 par, 2,000,000 shares authorized, none issued
or outstanding, attributes to be determined when issued	-	-

Common stock, $0.01 par, 6,000,000 shares authorized
and 2,391,628 and 2,385,128 issued on June 30, 2012 and June 30, 2011, respectively	23,917	23,852
Additional paid in capital	4,735,800	4,517,234
Treasury stock, at cost, 74,691 shares on June 30, 2012 and June 30, 2011	(215,918)	(215,918)
Retained earnings	1,644,751	2,527,053
Total shareholders’ equity	6,188,550	6,852,221

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$6,898,005	$7,534,180

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	June 30, 2012	June 30, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(882,302)	$(326,771)
Adjustments to reconcile net loss to net cash
provided (used in) operating activities:
Depreciation	130,569	131,760
Loss from discontinued operations	22,187	994,082
Stock based compensation	218,631	103,248
Deferred federal income tax	(35,729)	(155,009)
Changes in operating assets and liabilities:
Accounts receivable	(94,678)	421,393
Inventories	355,805	(89,625)
Income taxes receivable	207,045	50,403
Prepaid expenses and other assets	30,758	(50,445)
Accounts payable	58,053	(580,494)
Accrued liabilities	15,668	(87,507)
Deferred revenues	17,264	(26,348)
Net cash used in discontinued operations	(85,676)	(114,517)
Net cash provided by (used in) operating activities	(42,405)	270,170

CASH FLOWS FROM INVESTING ACTIVITIES:
Funding of note receivable	(513,477)	(488,691)
Purchase of property and equipment	(84,560)	(16,000)
Net cash used in investing activities	(598,037)	(504,691)

Net decrease in cash and cash equivalents	(640,442)	(234,521)
CASH AND CASH EQUIVALENTS, beginning of period	1,169,318	1,403,839
CASH AND CASH EQUIVALENTS, end of period	$528,876	$1,169,318

CONTACT:
Antenna Products Corporation
Kathy Kindle, 940-325-3301
Fax: 940-325-0716
kindle@phazarcorp.com